October 31, 2018

W. Kip Speyer
Bright Mountain Media, Inc.
6400 Congress Avenue, Suite 2050
Boca Raton, Florida 33487

Re: Finder's Agreement

Dear Mr. Speyer:

This letter will confirm our understanding regarding the introduction by Spartan Capital Securities, LLC ("Spartan") of Kubient Inc. ("Kubient") to Bright Mountain Media, Inc. (the "Company") which has resulted in a business relationship between the Company and Kubient and may result in a Transaction (as defined below) between Kubient and the Company. The Company agrees that in consideration for introducing Kubient to the Company, Spartan shall be entitled to a non-refundable finder's fee in an amount equal to $160,000 which shall be payable to Spartan no later than three (3) days after the final closing of the private placement of the Company's Common Stock and Warrants for which Spartan is currently serving as placement agent. In addition, if a Transaction is completed, Spartan will be entitled to receive upon the closing of the Transaction a number of shares of the Company's Common Stock equal to three percent (3%) of the number of shares of the Company's Common stock issued to Kubient or its stockholders in connection with the Transaction.

For purposes of this agreement, the term "Transaction" shall mean (a) any sale to the Company of assets of or an equity interest in Kubient, (b) a merger, joint venture or other business/strategic combination involving the Company and Kubient, (c) any sale to the Company of any right to all or a substantial portion of the revenues or income of Kubient by way of a negotiated purchase, lease, license, exchange or other means or (d) any other form of transaction or disposition which results in the effective sale or transfer of all or a portion of the business or operations of Kubient to the Company.

As additional consideration for the valuable service that Spartan has rendered in introducing Kubient to the Company and the value that a Transaction will bring to the Company, the Company agrees as follows:

1. If within three (3) years from the date of this Agreement, the Company completes a financing transaction (a "Financing") for which a broker/dealer introduced to the Company by Spartan serves as placement agent or underwriter, the Company shall pay to Spartan upon the closing of such Financing a cash fee in an amount equal to two percent (2%) of the aggregate gross proceeds raised in the Financing and issue to Spartan (or its designated nominees) a number of shares of the Company's Common Stock equal to two percent (2%) of the number of shares of Common Stock (and/or shares of Common Stock issuable upon exercise of securities or upon conversion or exchange of convertible or

exchangeable securities) sold at such closing. No fees shall be paid for a financing from an affiliate or a debt financing not convertible into equity.

2. In the event that within three (3) years from the date of this Agreement the Company completes a business combination other than a Transaction with Kubient, including, without limitation, any merger, acquisition or sale of stock or assets (whether the Company is the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction (any such transaction, an "Alternative Transaction"), then, upon the closing of such Alternative Transaction, the Company shall pay to Spartan a fee equal to three percent (3%) of the amount of the consideration paid or received by the Company and/or its stockholders in such Alternative Transaction, such fee to be payable in shares of the Company's Common Stock valued at the volume weighted average price of the common stock on the principal exchange or market on which the common stock is traded for the ten (10) trading days preceding the closing of the Alternative Transaction. The term "Alternative Transaction" shall include any transaction involving a subsidiary of the Company, including, without limitation, any merger, acquisition or sale of stock or assets (whether the subsidiary is the acquiring or acquired entity), joint venture, strategic alliance or other similar transaction involving a subsidiary. The fee shall become due and payable regardless of whether Spartan introduced the other party to the Alternative Transaction to the Company. The amount of consideration paid in a Transaction shall include, for purposes of calculating such fee, all forms of consideration paid or received by the Company and/or its stockholders in such Alternative Transaction, including, without limitation, cash, stock or evidences of indebtedness, assumption of liabilities, or any combination thereof. If all or portion of the consideration paid in the Alternative Transaction is other than cash or securities, then the value of such non-cash consideration shall be the fair market value thereof on the date the Alternative Transaction is consummated as mutually agreed upon in good faith by the Company's Board of Directors and Spartan. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to the consummation for the Alternative Transaction, then the value of such securities shall be determined based upon the closing or last sales price thereof on the date of the consummation of the Alternative Transaction. If no public market exists for the common stock, options, warrants or other rights issued in the Alternative Transaction, then the value thereof shall be as mutually agreed upon in good faith by the Company's Board of Directors and Spartan. If the non-cash consideration paid in the Alternative Transaction consists of preferred stock or debt securities (regardless of whether a public trading market existed for such preferred stock or debt securities prior to consummation of the Alternative Transaction or exists thereafter), the value thereof shall be the liquidation value or principal amount, as the case may be. If all or a portion of the consideration payable in connection with the Alternative Transaction includes contingent future payments, then the Company shall pay to Spartan, upon consummation of such future portion of such Alternative Transaction, an additional cash fee, determined in accordance with this Section 2, as, when and if such contingency payments are received. However, in the event of an installment purchase at a fixed price and fixed time schedule, the Company agrees to pay Spartan, upon consummation of the Alternative Transaction, a cash fee determined in accordance with this Section 2 based upon the present value of such installment payments using a discount rate of 10%. If with respect to any non-cash

consideration the Company and Spartan are unable to agree on the fair market value thereof, then such value shall be determined by submission of the question to a reputable appraisal firm with experience valuing property of the nature of the subject consideration acceptable to the Company and Spartan (the fees and expenses of whom shall be borne equally by the Company and Spartan). The foregoing notwithstanding, if Spartan shall not have introduced the other party to the Alternative Transaction to the Company, a fee shall only be paid if Spartan has, on a continuous basis, provided substantive merger and acquisition support services and advice as reasonably requested by the Company..

The Company agrees to indemnify and hold harmless Spartan, its officers, directors, managers, employees, agents and its affiliates (each, a "***Spartan Indemnified Party***") against any and all losses, claims, damages and liabilities, joint or several, and expenses (including all legal or other expenses reasonably incurred by Spartan) caused by or arising out of (i) any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact made by the Company to Kubient, any investor or party to an Alternative Transaction (each a "Third Party"), or the omission or the alleged omission by the Company to state to any such party a material fact necessary in order to make statements made not misleading in light of the circumstances under which they were made (except to the extent such misrepresentations, untrue statements or omissions are based on information (A) provided to any such Third Party by Spartan and not provided to Spartan by the Company, or (B) provided to the Company by Spartan), (ii) any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact contained in any document furnished to a Third Party, or the omission or the alleged omission by the Company to state in the documents furnished to a Third Party a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, to the extent such misstatements or omissions are made in reliance upon and in conformity with written information furnished by the Company for use in the documents furnished to the Third Party, (iii) any breach or alleged breach of any representation, warranty or covenant made by the Company in this Agreement, or (iv) the Company's bad faith, gross negligence or willful misconduct in performing its obligations herein.

Spartan agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents and its affiliates (each, a "***Company Indemnified Party***") against any and all losses, claims, damages and liabilities, joint or several, and expenses (including all legal or other expenses reasonably incurred by the Company) caused by or arising out of (i) any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact made by Spartan to a Third Party, or the omission or the alleged omission to state to a Third Party a material fact necessary in order to make statements made not misleading in light of the circumstances under which they were made (except to the extent such misrepresentations, untrue statements or omissions are based on information (A) provided to any such Third Party by the Company and not provided to the Company by Spartan, or (B) provided to Spartan by the Company), (ii) any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact contained in any document furnished to a Third Party, or the omission or the alleged omission to state in the documents furnished to a Third Party a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, to the extent such misstatements or omissions are made in reliance upon and in conformity with written information furnished by Spartan for use in the documents furnished to the Third Party, (iii) any breach or alleged breach of any representation, warranty or covenant

If for any reason the foregoing indemnifications are unavailable to any of the Indemnitees or are insufficient to hold such Indemnity harmless, then the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Indemnitee on the other hand but also the relative fault of the Company and such Indemnitee, as well as any relevant equitable considerations. These indemnification provisions shall be binding upon and shall inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitees. These indemnification provisions shall survive any termination of this letter agreement.

At the option of the Company this Agreement and the obligations of the Company under Paragraphs 1 and 2 above may be terminated by the Company upon 10 days' prior written notice if (i) William Coons is no longer affiliated with Spartan, (ii) Spartan is no longer engaged as an investment banker by the Company, and (iii) there is a change of control at Spartan as defined in the federal securities laws.

This letter embodies the entire agreement and understanding between the parties hereto any provision of this letter is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this letter, which will remain in full force and effect. This letter may not be amended or otherwise modified or waived except by an instrument in writing signed by both of us. This letter shall be governed by and construed in accordance with the laws of the State of New York.

If the terms of this letter are satisfactory to you, please sign and return a copy to us. We look forward to working with you.

SPARTAN CAPITAL SECURITIES, LLC

By: ______________________
Name: John Lowry
Title: Chief Executive Officer

AGREED & ACCEPTED:

BRIGHT MOUNTAIN MEDIA, INC.

By: ______________________
Name: W. Kip Speyer
Title: Chief Executive Officer